Exhibit 99.1

News from Aon

For Immediate Release

Aon Acquires Footman James

CHICAGO, IL - January 29, 2007 — Aon Corporation (NYSE: AOC) today announced that it has completed the acquisition of Footman James from Alchemy Partners (Guernsey) Limited. The terms of the transaction are not disclosed.

Aon provides tailor made cover for specialist personal risks including prestige sports and classic cars, holiday homes, yachts, travel, art, antiques, estates, high value goods and other niche lines. The acquisition of Footman James will add significant complementary skills and resources to Aon’s existing personal lines and affinity business.

Aon ownership will ensure that Footman James continues to remain independent of insurance underwriters so that clients receive the best value and service available.  Aon’s wider product provision, infrastructure and backing will provide Footman James with both stability and the opportunity for future development of the business.  The transaction will have no effect on existing policies in force and client service will continue uninterrupted.  Footman James will continue to trade under its own name for the foreseeable future.

Peter Harmer, CEO of Aon UK, said, “We are excited about the combination of Aon and Footman James in the personal lines and affinity market and welcome Footman James clients and staff to Aon, the UK’s leading insurance broker.”

Paul Matthews, Managing Director of Footman James, said, “This transaction with Aon presents an exciting opportunity for Footman James.  We have built a high quality, competitive and compelling proposition and with Aon’s support we will continue to develop and invest in our business for the benefit of our clients and people.”

About Aon

Aon Corporation (www.aon.com) is a leading provider of risk management services, insurance and reinsurance brokerage, human capital and management consulting, and specialty insurance underwriting. There are 45,000 employees working in Aon’s 500 offices in more than 120 countries. Backed by broad resources, industry knowledge and technical expertise, Aon professionals help a wide range of clients develop effective risk management and workforce productivity solutions.

About Footman James

Footman James was founded in 1983 to establish a professional insurance broking service specialising in exclusive plans for niche markets. For over twenty years Footman James has enjoyed a unique relationship with vintage and classic vehicle enthusiasts and clubs offering an exceptional service and flexibility. Footman James policies cover over 160,000 vehicles and attracts premium income of over $80 million.  Footman James operates a call centre of 180 experienced staff based in Cradley Heath, West Midlands dealing efficiently with over 2,500 requests a day.

This press release contains certain statements related to future results, or states our intentions, beliefs and expectations or predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include: general economic conditions in different countries in which we do business around the world, changes in global equity and fixed income markets that could affect the return on invested assets, fluctuations in exchange and interest rates that could influence revenue and expense, rating agency actions that could affect our ability to borrow funds, funding of our various pension plans, changes in the competitive environment, our ability to implement restructuring initiatives and other initiatives intended to yield cost savings, our ability to execute the stock repurchase program, our ability to obtain regulatory or legislative changes to permit continuous sales of our supplemental Medicare health product, changes in commercial property and casualty markets and commercial premium rates that could impact revenues, changes in revenues and earnings due to the elimination of contingent commissions, other uncertainties surrounding a new compensation model, the impact of investigations brought by state attorneys general, state insurance regulators, federal prosecutors, and federal regulators, the impact of class actions and individual lawsuits including client class actions, securities class actions, derivative actions, and ERISA class actions, the cost of resolution of other contingent liabilities and loss contingencies, and the difference in ultimate paid claims in our underwriting companies from actuarial estimates. Further information concerning the Company and its business, including factors that potentially could materially affect the Company’s financial results, is contained in the Company’s filings with the Securities and Exchange Commission.

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Investor Contact: Scott Malchow
Vice President, Investor Relations
312-381-3983

Media Contacts: Al Orendorff
Director, Public Relations
312-381-3153

Reuben Aitchison
Head of Public Relations (UK)
+44 (0)207 086 7201